EXHIBIT 23(a)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 29, 1998, incorporated by reference in ALLTEL Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.




                                             /s/ARTHUR ANDERSEN LLP

Little Rock, Arkansas
December 1, 1998

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